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                                                           EXHIBIT 99.2

[MOBILEMEDIA LETTERHEAD]


FOR IMMEDIATE RELEASE

FOR: MOBILEMEDIA CORPORATION
Media Contact: Krista Grossman -- 212/445-8226
Investor Contact: Laura Wilker -- 201/462-4959



[LOGO]
MobileMedia

           MOBILEMEDIA'S REQUEST FOR STAY OF FCC HEARING DENIED

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RIDGEFIELD PARK, NEW JERSEY, MAY 5, 1997 -- MobileMedia Corporation
[Nasdaq: MBLQE] announced today that its request to stay the hearing proceeding instituted by the Federal Communications Commission (FCC) order entered April 7, 1997 has been denied by an Administrative Law Judge (ALJ). As previously announced, MobileMedia filed a motion on April 23, 1997 with the FCC seeking a stay of the hearing proceeding. The FCC hearing relates to misrepresentations made to the FCC by the Company in applications for certain paging licenses.

The Company will seek to appeal the ALJ's decision. However, there can be no assurance that an appeal is available or whether it will be successful. Absent a reversal of the ALJ's decision, the Company will proceed with the hearing process initiated by the FCC order.

The Memorandum Opinion and Order of the ALJ has been filed in a Current Report on Form 8-K with the Securities and Exchange Commission.



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